                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / / Check
the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

     / /  Definitive Proxy Statement

     / /  Definitive Additional Materials

     /X/  Soliciting Material Pursuant to Rule 14a-12

                          NIAGARA MOHAWK HOLDINGS, INC.
                        NIAGARA MOHAWK POWER CORPORATION
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              (Name of Each Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit price or underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     /_/  Fee paid previously with preliminary materials.

     /_/  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

[EXCERPTS FROM EMPLOYEE Q&A]

WHAT'S TO PREVENT SOMEBODY FROM DUMPING EVERYTHING THEY'VE GOT INTO NIAGARA MOHAWK STOCK, KNOWING THAT A YEAR FROM NOW THE STOCK WILL SELL AT $19 A SHARE?

It would be inappropriate for us to give investment advice. We do note, however, that the transaction is subject to a number of conditions, including regulatory and other consents and approvals in the U.S., the sale of Niagara Mohawk's nuclear facilities or other satisfactory arrangements being reached, and the approval of the shareholders of both Niagara Mohawk and National Grid Group. In addition, the $19 per share consideration only applies if the dollar value of five National Grid Group ordinary shares is between $32.50 and $51.00, during a defined period shortly before the closing.

WHEN WILL THE TRANSFER OF NIAGARA MOHAWK STOCK TAKE EFFECT? IN OTHER WORDS, WHEN ARE YOU GOING TO START BUYING THE STOCK BACK?

Niagara Mohawk is not buying back stock to effect this transaction. Subject to a number of conditions, National Grid Group is merging with Niagara Mohawk and is offering a combination of cash and stock (shares of National Grid Group American Depositary Shares) in return for Niagara Mohawk common stock. This exchange will take place upon completion of the merger, the timing of which is projected to be sometime in late 2001.

WHAT ABOUT DIVIDENDS?

Currently, while Niagara Mohawk does not pay a common stock dividend, the National Grid Group does pay a dividend on its common stock.

WHAT ABOUT THE SALE OF THE NUCLEAR PLANTS? WILL NIAGARA MOHAWK GET THE SALE PROCEEDS, OR WILL THEY GO TO THE NATIONAL GRID GROUP?

Niagara Mohawk will receive the proceeds from the sale of Nine Mile Point Unit One and its 41 percent ownership of Nine Mile Point Unit Two. In accordance with the terms of our senior note indenture, at least 85 percent of the nuclear plant sale proceeds must be used to retire debt.

I HAVE SHARES OF NIAGARA MOHAWK AND I'M INTERESTED IN KNOWING EXACTLY WHAT I WOULD RECEIVE PER SHARE WHEN THE MERGER IS COMPLETED AND IF IT'S IN CASH OR SHARES.

In exchange for each share of Niagara Mohawk common stock, Niagara Mohawk shareholders will receive consideration of $19.00 per share, if the dollar value of five National Grid Group ordinary shares is between $32.50 and $51.00, during a defined period shortly before closing. In the event that the dollar value of five National Grid

Group ordinary shares is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event the dollar value of five National Grid Group ordinary shares is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50.

Shareholders will be able to elect to receive their consideration either in cash, National Grid Group American Depositary Shares (ADSs), or a combination of both, subject to the aggregate cash consideration paid to all Niagara Mohawk shareholders being at least $1.015 billion. If cash elections received from Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group has the option to increase the cash component of the consideration.

More information will be provided to shareholders in the form of a proxy statement/prospectus, which will set forth in detail, the specifics of this transaction.

THERE WAS SOMETHING IN THE NM UPDATE SPECIAL EDITION CONCERNING THE DOLLAR VALUE OF FIVE NATIONAL GRID GROUP ORDINARY SHARES. DOES THAT MEAN THERE'S SOMETHING MORE THAN JUST NGG - NATIONAL GRID GROUP, WHICH IS ON THE NEW YORK STOCK EXCHANGE? ARE THERE OTHER SHARES? WHAT ARE THE SYMBOLS FOR THEM?

IN THE PROPOSED AGREEMENT IT SAYS THAT NIAGARA MOHAWK SHARES WILL BE BOUGHT FOR $19 A SHARE, PROVIDING THE DOLLAR VALUE OF FIVE NATIONAL GRID GROUP ORDINARY SHARES IS BETWEEN $32.50 AND $51.00. I WAS WONDERING WHAT FIVE NATIONAL GRID GROUP ORDINARY SHARES ARE, BECAUSE ONE SHARE OF STOCK BEING TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL NGG CURRENTLY IS TRADING AT AROUND $40 A SHARE, SO I'M NOT SURE WHAT YOU MEAN BY FIVE ORDINARY SHARES.

I WAS WONDERING IF YOU COULD EXPLAIN A LITTLE BIT BETTER THE FIVE NATIONAL GRID GROUP SHARES THAT ARE REFERRED TO IN SOME OF THE PRESS RELEASES, AS OPPOSED TO THE AMERICAN DEPOSITARY SHARES, AND THE WAY THE PRICING WILL WORK AT THE TIME OF THE COMPLETION OF THE MERGER. I JUST WANT TO UNDERSTAND A LITTLE BETTER THE DIFFERENCE BETWEEN THE FIVE SHARES LISTED IN THE PRESS RELEASES AND THE AMERICAN DEPOSITARY SHARES WHICH ARE LISTED ON THE NEW YORK STOCK EXCHANGE.

In answer to the above questions:

National Grid Group ordinary shares are listed and traded on the London Stock Exchange under the ticker symbol NGG. National Grid Group stock is also listed and traded on the

New York Stock Exchange in the form of American Depositary Shares (ADSs), under the same ticker symbol: NGG. One ADS represents the dollar equivalent of five ordinary shares traded on the London Exchange.

As an example, if one National Grid Group ordinary share is valued at 540p (540 pence, or, 5 pounds 40 pence), then five ordinary shares would equal 2,700p. The dollar equivalent of which, assuming an exchange rate of $1.46 to 1 pound (the rate on September 4, 2000), would be $39.42.

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National Grid and Niagara Mohawk will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Once filed, investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed with the SEC by Niagara Mohawk, once finalized, will be available free of charge by contacting Niagara Mohawk at the following address and telephone number: Investor Relations, Niagara Mohawk Holdings, Inc., 300 Erie Boulevard West, Syracuse, NY 13202, telephone: 315-428-3134. Documents filed with the SEC by National Grid can be obtained by contacting National Grid at the following address and telephone number: David Forward, National Grid Group plc, 15 Marylebone Road, London, NW1 5JD, telephone: 020-7312-5600.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Niagara Mohawk or its board of directors of any approval or action of its shareholders. Niagara Mohawk and its board of directors will be soliciting proxies from Niagara Mohawk shareholders in favor of the merger. You can obtain more information about Niagara Mohawk's directors and officers and their beneficial interests in Niagara Mohawk's common stock and in the transaction, which will constitute a "change in control" for purposes of the employment agreements of certain Niagara Mohawk executives, by accessing Niagara Mohawk's 2000 Proxy Statement available on the SEC's website, http://www.sec.gov, and Niagara Mohawk's website, http://www.niagaramohawk.com. Updated information with respect to the security holdings of these individuals, and their interests in the transaction and the solicitation, will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this letter concerning the transaction with National Grid is forward-looking, including statements regarding the consideration per share that Niagara Mohawk's shareholders are projected to receive from the transaction and Niagara Mohawk's expectation as to the closing date of the transaction. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Niagara Mohawk's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the National Grid transaction include, but are not limited to: the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the dollar equivalent of the market price of National Grid ordinary shares.